CUSIP No. 66737P 10 5                                  Page 7 of 7 pages

                                   EXHIBIT 1
                             JOINT FILING AGREEMENT

            Pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Amendment No. 3 to
Schedule 13G to which this Joint Filing Statement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:       February 11, 2004


                                          NORTHWEST HOSPITAL


                                          By  /s/ Chrissy Yamada
                                              ----------------------------------
                                              Chrissy Yamada
                                              Chief Financial Officer


                                          /s/ C. William Schneider
                                          --------------------------------------
                                          C. William Schneider